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                                                                   EXHIBIT 10.20


                               AMENDMENT #2 TO THE
                             NATIONAL BEVERAGE CORP.
                           1991 OMNIBUS INCENTIVE PLAN

Set forth below is a new Section 7(f) to the National Beverage Corp. 1991 OMNIBUS INCENTIVE PLAN adopted by the Board of Directors of National Beverage Corp. :

         (f) CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, any Awards granted hereunder and then outstanding shall become immediately exercisable and/or vested in full if any of the following events (each of which shall be deemed a "Change in Control") shall occur:

                  (i) any "person" within the meaning of Section 14(d) of the Exchange Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 50% of the issued and outstanding Shares (provided, however, that this provision shall not apply to any person who on the date of adoption of the Plan is the "beneficial owner" as defined in Rule 13d-3 of the Exchange Act of more than 50% of the issued and outstanding Shares);

                  (ii) any "person" acquires by proxy or otherwise the right to vote more than 50% of the issued and outstanding Shares for the election of directors (provided, however, that this provision shall not apply to (1) any person who on the date of the adoption of the Plan has the right by proxy or otherwise to vote more than 50% of the issued and outstanding Shares, or (2) the Incumbent Board (as defined herein) or any person designated by the Incumbent Board);

                  (iii) during any two-year period, individuals who constitute the Board (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director during such period who is appointed by the Incumbent Board or whose election or nomination for election by the Company's stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be, for purposes of this clause (iii), considered as though such person were a member of the Incumbent Board;

                  (iv) the consummation of a sale of all or substantially all of the assets of the Company; or

                  (v) the consummation of any merger, consolidation, reorganization or other change in corporate structure in which the Company is not the surviving entity or as a result of which there shall occur a "Change in Control" under subparagraph (i), (ii) or (iii) above.

         Notwithstanding the foregoing, a Change of Control shall not occur if the event causing the Change of Control is a repurchase by the Company of its own Shares (although subsequent acquisitions of Shares by any "person" owning more than the percentage interest set forth above shall constitute a Change in Control).






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